SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  March 5, 2002


                         FOURTHSTAGE TECHNOLOGIES, INC.


          Delaware                    0-8164                   74-2971167
(State or other jurisdiction       (File Number)             (IRS Employee
      of incorporation)                                   Identification Number)


                            3300 North Central Avenue
                                    Suite 200
                             Phoenix, Arizona 85012
                                  602-766-0883

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Fourthstage Technologies, Inc., f/k/a Aperian, Inc., has dismissed their independent auditors, Ernst & Young, effective February 18, 2002.

     Also on that date we appointed Semple & Cooper, LLP, of 2700 N. Central Avenue, Ste. 1100, Phoenix, Arizona 85004, as independent auditors. These actions were approved by Fourthstage's Board of Directors upon recommendation of its audit committee. The selection of Semple & Cooper was approved by Fourthstage after an evaluation process initiated by Fourthstage's audit committee. Fourthstage did not seek the advice of Semple & Cooper on specific audit issues relating to their financial statements prior to engagement of that firm.

     The change in independent auditors did not occur due to any existing or previous accounting disagreements with Ernst & Young, and Ernst & Young has expressed no disclaimer of opinion, adverse opinion, qualification or limitation on audit scopes, during the period of their retention by Fourthstage, except that the financial statement for the year ended March 31, 2001 contained an uncertainty paragraph with respect to the entities ability to continue as a going concern. Neither have there been any accounting disagreements or reportable events, except for a material weakness letter issued February 2001 by Ernst & Young concerning the lack of internal control to prepare financial statements within the meaning of Item 304 of SEC regulation S-K for that period of time. Ernst & Young has stated in its attached letter, addressed to the SEC, its concurrence with the foregoing statements in this paragraph.

ITEM 7. EXHIBITS

             SEC
Exhibit   Reference
Number      Number    Title of Document                              Location
------      ------    -----------------                              --------
  1           16      Letter from Ernst & Young to the Securities    This Filing
                      Exchange Commission regarding change in
                      certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Fourthstage Technologies, Inc.

Dated March 5, 2002                     By /s/ Kevin P. Craig
                                           -------------------------------------
                                           Kevin P. Craig
                                           Chief Executive Officer/President